Exhibit 99.1

Press Release #201805	FOR IMMEDIATE RELEASE	February 2, 2018

Enertopia Provides Corporate Update

Kelowna, BC—Enertopia Corporation (ENRT) on the OTCQB and (TOP) on the CSE (the "Company" or "Enertopia") is pleased to provide the following update.

Enertopia has been informed by one of our independent 3rd party labs that ALS Labs has received new synthetic lithium brines using a more concentrated ratio of 1g source rock and 3g solution with a pH of 11. Also, the temperature of the solution had been raised to 80 degrees Celsius during the two hour testing period. For reference, our first synthetic brines were composed of 1g source rock to 4g solution with a pH of 11 at room temperature.

The Company continues to work aggressively at unlocking the value of the oxidized lithium bearing rock at the surface along the uplifted block along the eastern flank at Clayton Valley, NV. Further testing of lithium source rock and pH controlled liquid ratios will continue along with and in combination with testing of other separation methods that will be ongoing over the first quarter of 2018. Assay results from the above synthetic brines are expected shortly.

“We are working to inform the marketplace about our recent news and next steps for advancements in the ENERLET lithium extraction technology process.” Stated President and CEO Robert McAllister

Enertopia also welcomes shareholders and investors to visit us at this year’s PDAC in Toronto, ON during March 4th to 7th you will be able to find us on the Investors Exchange side at booth number 3347.

The Company announces it has received $3,500 from the exercise of warrants previously granted. The warrants were exercised at prices of US$0.07 for a total of 50,000 common shares being issued. All warrants are being exercised by third parties who are neither officers nor directors of the Company. No commissions or placement fees have been paid related to the funds received from this warrant exercise. Proceeds will be used for general corporate purposes.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Qualified person:

The technical data in this news release have been reviewed by Douglas Wood, P.Geol a qualified person under the terms of NI 43-101.

About Enertopia: A Company focused on using modern technology to build shareholder value. Working closely with Genesis Water Technologies (GWT) on an exclusive licensed process (Enerlet) with the goal to recover and produce battery grade lithium carbonate. Enertopia shares are quoted in Canada with symbol TOP and in the United States with symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1.250.765.6412

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its, mining projects, Lithium brine recovery technology, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. There can be no assurance that increasing electric vehicle sales and lithium demand will have any positive impact on Enertopia. There is no assurance that the current bench test will be successful and other projects will be acquired. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release